Exhibit 99.1

Power Controls and Vehicle Technologies Lines of Business of

Enovation Controls, LLC

Abbreviated Financial Statements

Index to abbreviated financial statements:

Report of Independent Certified Public Accountants	1

Statement of Assets Acquired and Liabilities Assumed as of December 5, 2016	2

Statements of Net Revenues and Direct Costs and Operating Expenses for the nine month period ended September 30, 2016 and the years ended December 31, 2015 and December 31, 2014	3

Notes to the Abbreviated Financial Statements	4

Report of Independent Certified Public Accountants

Board of Directors

Sun Hydraulics Corporation

We have audited the accompanying abbreviated financial statements of the Power Controls and Vehicle Technologies Lines of Business of Enovation Controls, LLC (the “Acquired Business”), which comprise the statement of assets acquired and liabilities assumed as of December 5, 2016, and the statements of net revenues and direct costs and operating expenses for the nine month period ended September 30, 2016 and the years ended December 31, 2015 and 2014, and the related notes to the abbreviated financial statements.

Management's responsibility for the abbreviated financial statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Power Controls and Vehicle Technologies Lines of Business of Enovation Controls, LLC as of December 5, 2016, and the net revenues and direct cost and operating expenses for the nine month period ended September 30, 2016 and the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 1 – Basis of Presentation to the abbreviated financial statements, which describes that the abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X for inclusion in an amendment to a Form 8-K to be filed by Sun Hydraulics Corporation and are not intended to be a complete presentation of assets, liabilities, revenues and expenses of the Acquired Business. Our opinion is not modified with respect to this matter.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

February 17, 2017

Power Controls and Vehicle Technologies Lines of Business of

Enovation Controls, LLC

Statement of Assets Acquired and Liabilities Assumed

As of December 5, 2016

(in thousands)

Assets acquired
Current assets:
Cash and cash equivalents	$964
Accounts receivable	9,502
Inventories	16,979
Other current assets	176
Total current assets	27,621
Property, plant and equipment	10,546
Goodwill	98,667
Other intangible assets	108,070
Other assets	8
Total assets acquired	$244,912

Liabilities assumed
Current liabilities:
Accounts payable	$3,260
Accrued expenses and other liabilities	3,745
Total current liabilities	7,005
Deferred income taxes	1,810
Total liabilities assumed	$8,815

Net assets acquired	$236,097

The accompanying notes are an integral part of these abbreviated financial statements.

Power Controls and Vehicle Technologies Lines of Business of

Enovation Controls, LLC

Statements of Net Revenues and Direct Costs and Operating Expenses

(in thousands)

	Nine Month Period Ended	Year Ended
	September 30, 2016	December 31, 2015	December 31, 2014

Net revenues	$61,926	$80,877	$85,841
Direct costs and operating expenses:
Cost of goods sold	30,966	41,884	48,917
Selling and other administrative expenses	8,304	10,712	12,768
Research and development expenses	8,156	8,852	7,539
Total direct costs and operating expenses	47,426	61,448	69,224

Net revenues less direct costs and operating expenses	$14,500	$19,429	$16,617

The accompanying notes are an integral part of these abbreviated financial statements.

Power Controls and Vehicle Technologies Lines of Business of

Enovation Controls, LLC

Notes to the Abbreviated Financial Statements

(Dollars in thousands)

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On November 7, 2016, Sun Hydraulics Corporation (“Sun”) entered into a definitive Unit Purchase Agreement (the “Purchase Agreement”) with Murphy Group, Inc., an Oklahoma corporation, and EControls Group, Inc., a Texas corporation (together “the Sellers”), which together owned a majority of the outstanding membership units of Enovation Controls, LLC, an Oklahoma limited liability company (“Enovation”).  Enovation is a global provider of sophisticated digital control systems for gaseous fuel engines and engine-driven equipment and sells to four customer markets: natural gas production controls (“NGPC”), engine controls and fuel systems (“ECFS”), power controls (“PC”) and vehicle technologies (“VT”).

On December 5, 2016 the acquisition was completed.  Pursuant to the Purchase Agreement, Sun acquired all of the outstanding membership units of Enovation Controls, LLC, which included only the PC and VT lines of business, for an initial consideration of $201,000 and additional earn-out potential up to $50,000 which is payable in three installments after closing, based on the performance of Enovation during the 9, 18 and 27 month periods after closing.  Prior to the closing date, and pursuant to an asset transfer agreement, Enovation transferred the agreed upon assets and liabilities associated with the NGPC and ECFS customer markets to a separate legal entity that was not included in the acquisition transaction.  Enovation, after the acquisition, consists of the PC and VT lines of business and the related agreed upon assets and liabilities.  In conjunction with the acquisition, Enovation entered into a transition services agreement to provide, and receive, certain administrative and other services from the separate legal entity for a limited amount of time.  The assets acquired and liabilities assumed and the employees managing and operating Enovation represent a business as defined in Accounting Standards Codification (“ASC”) Topic 850, Business Combinations.  Hereinafter, the assets acquired and liabilities assumed pursuant to the Purchase agreement, are referred to as the “acquired business”.

Basis of Presentation

The accompanying abbreviated financial statements, which comprise the statement of assets acquired and liabilities assumed and the statements of net revenues and direct costs and operating expenses, were prepared for the purpose of providing Sun historical information to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) under Rule 3-05 of Regulation S-X for inclusion in an amendment to the Form 8-K filed by Sun on December 7, 2016, and are not intended to be a complete presentation of the financial statements of the acquired business and are not necessarily indicative of the financial position or results of operations of the acquired business on a stand-alone basis.

The accompanying abbreviated financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States and were derived from the historical accounting records of Enovation and the purchase price allocation which represents the fair value of the assets acquired and liabilities assumed at the acquisition date.  Sun has determined that it is impracticable to prepare carve out financial statements for the acquired lines of business in accordance with Regulation S-X for the following reasons:

•	The acquired lines of business are not separate legal entities and were never operated as stand-alone businesses, divisions or subsidiaries.
•	Stand-alone financial statements for the acquired business have never been prepared.
•

Enovation’s historical operations were comingled across the entire business.  Products developed and produced were sold into multiple customer markets, crossing between the acquired business and the NGPC and ECFS customer markets.  The production facilities and manufacturing equipment were used to produce the shared products which are sold to multiple customer markets.

•	Enovation has never evaluated or maintained balance sheet accounts at the line of business level.
•

Enovation does not allocate certain corporate expenses to the lines of business including, corporate overhead expenses, interest expense and income taxes.  Allocating these expenses is not practicable as no reasonable and meaningful allocation method exists.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X.  The abbreviated financial statements represent the business subject to the sale under the Purchase Agreement, and have been derived from the financial statements and accounting records of Enovation and its subsidiaries that are subject to the Purchase Agreement.  All intercompany accounts and transactions have been eliminated.

The statement of assets acquired and liabilities assumed include only the specific assets and liabilities related to the acquired business that were identified in the Purchase Agreement as of the acquisition date, and are presented based on the preliminary purchase price allocation which represents the fair value at the acquisition date.

To the extent that revenue is identifiable and directly related to the acquired business, it is reflected in the accompanying abbreviated financial statements. The direct costs and operating expenses of the acquired business presented in these abbreviated financial statements include cost of goods sold related to the acquired business’ revenues, customer market selling and other administrative expenses incurred that are directly attributed to the acquired business, an allocation of shared selling and services such as marketing and customer service costs and research and development costs. These costs were allocated based on a specific identification basis or, when specific identification was not practicable, a proportional cost allocation method, depending on the nature of the services rendered.

Corporate overhead, including items such as human resources, legal services, information technology, accounting, finance, tax and treasury functions have not been allocated to the acquired business in these abbreviated financial statements.  Additionally, foreign currency translation gains and losses, interest expense and income taxes have also been excluded from the abbreviated financial statements. The preparation of statements of members’ equity and statements of cash flows was not practicable due to the integration of the acquired business into the total operations of Enovation.

Management believes that the assumptions underlying the allocations in these abbreviated financial statements are reasonable.  However, the abbreviated financial statements included herein do not necessarily reflect the results of operations and financial position of the acquired business as if it had been operated as a stand-alone entity, nor are they intended to provide an indication of how the acquired business will perform in the future.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of these abbreviated financial statements in conformity with GAAP, requires management to make certain estimates and assumptions that affect the amounts reported therein. Critical estimates include determining the fair value of assets acquired and liabilities assumed.

The estimates used to determine the direct costs and operating expenses include, but are not limited to, the cost of warranty repairs; useful lives and recoverability of property, equipment and amortized intangible assets; the amount of sales allowances and rebates and stock compensation. Several of the estimates and assumptions management is required to make relate to matters that are inherently uncertain as they pertain to future events. Management bases estimates on historical experience and other assumptions believed to be reasonable under the circumstances and evaluates these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Enovation recognizes revenue when the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of the product has occurred or services have been rendered, (3) price is fixed or determinable, and (4) collectability is reasonably assured. Revenue is recognized at the time the product is shipped to the customer, which is when title and risk of ownership pass to the customer. Final sales prices are fixed and primarily based on purchase orders. Enovation is not subject to post-shipment obligations or customer acceptance requirements and, other than the two and three-year warranties Enovation provides on certain of its products, has no other return policies or practices. Sales allowances and rebates are treated as reductions to sales and are provided for based on historical experience and current estimates. A portion of the net revenues are transacted through third party distributors. Sales terms applicable to third party distributors are similar to terms applicable to customer sales. Sales to customers and third party distributors are subject to the revenue recognition criteria described above.

Concentration of Credit Risk

Enovation maintains cash balances in bank accounts that can exceed Federal Deposit Insurance Corporation insured limits.  Enovation held cash in high credit quality foreign banks.  Enovation has not experienced any losses related to this cash concentration.

Inventories

Inventories, consisting of raw materials, work-in-process and finished goods, are recorded at fair value. Cost of goods sold on the statements of net revenues and direct operating expenses includes product costs, labor and related fixed and variable overhead. The components of inventory are as follows:

Raw material	$9,783
Work-in-process	659
Finished goods	6,537
$16,979

Long-Lived Assets

Property, plant and equipment are carried at fair value. For the statements of net revenues and direct costs and operating expenses, depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets and maintenance and repairs are charged to expense as they are incurred.

The estimated useful lives of long-lived assets are as follows:

Years
Computer Equipment	3-10
Machinery and equipment	5-10
Furniture and fixtures	3-10
Leasehold and land improvements	7-50
Buildings	25-50

Business combinations

Business combinations are accounted for under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and the liabilities assumed at their acquisition date fair values. While best estimates and assumptions are used to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, adjustments will be recorded to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments will be recognized in operations.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price of acquisition over the fair value of the net assets acquired. Other intangible assets are carried at fair value. For the statement of net revenues and direct costs and operating expenses, amortization of intangible assets is calculated over their legal or commercial lives, whichever is shorter.

Foreign Currency Translation

Assets and liabilities held in the United Kingdom and China have been translated from their functional currencies into U.S. dollars at the exchange rates in effect at December 5, 2016. Net revenues and direct costs and operating expense amounts have been translated at the average exchange rates in effect during the periods presented on the statements of revenues and direct costs and operating expenses.

Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities are comprised of the following:

Payroll and other employee related benefits	$905
Medical self-insurance	1,509
Warranty	448
Other	883
$3,745

Warranties

Enovation warrants, under certain circumstances, that its products will be free from defects for two to three years. Enovation provides reserves for costs associated with warranty claims at the time the products are sold. Warranty expense is recorded in selling and other administrative expenses based on current and historical warranty claims paid and associated repair costs.

Research and Development Expenses

Enovation conducts research and development to create new products and to make improvements to products currently in use. Research and development costs are charged to expense as incurred.

Advertising Expense

Advertising costs are expensed as incurred.  Advertising expense is included in selling and other administrative expenses.

Shipping and Handling Costs

Freight billed to customers is included in net revenue, while freight billed by vendors is included in cost of goods sold.

Fair Value Measurements

Enovation’s assets acquired and liabilities assumed have been recorded at fair value in accordance with ASC 820-10, Fair Value Measurements and Disclosures.  ASC 820-10 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date.  ASC 820-10 requires a three level hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of the inputs used in the valuation of such items at the measurement date based on the lowest level of input that is significant to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in markets that are not active and financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The fair value of the acquired cash and cash equivalents, accounts receivable and other current assets and the fair value of the assumed accounts payable and accrued expenses and other liabilities approximated their carrying value at the acquisition date. Inventories, property, plant and equipment, intangible assets and contingent consideration were valued using Level 3 inputs.

Enovation has a profits interest plan (See Note 5) which management has determined is a liability award plan in accordance with ASC 718, Compensation—Stock Compensation. As there are inherent uncertainties related to the factors and Enovation’s judgment in applying them to the fair value determinations, there is a risk that the recorded profits interest compensation may not accurately reflect the amount ultimately earned. The inputs used in the pricing model include published data such as a risk-free interest rate based on U.S. Treasury securities and historical volatilities of comparable publicly-traded companies. Additional inputs include a discount for lack of marketability, which was determined based on market studies, and the expected term, which was determined based on a likely liquidation event.  The change in the liability awards is recorded as compensation expense or a reduction of compensation expense and is allocated to the statements of net revenues and direct costs and operating expenses based on the profits interest held by employees managing Enovation after the December 5, 2016 transaction date.  The compensation expense was allocated to cost of goods sold, research and development and selling and other administrative expense based on where the regular compensation of the profits interest holder is recorded on the statements of net revenues and direct costs and operating expenses.  As the expected term is unobservable, the stock compensation resulting from the profits interest plan are classified as a Level 3 valuation.

3.	Preliminary Purchase Price Allocation

The statement of assets acquired and liabilities assumed is presented on the basis of Sun’s preliminary purchase price allocation.  Sun accounts for business combinations under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and the liabilities assumed at their acquisition date fair values.  The fair value of identifiable intangible assets acquired is based on estimates and assumptions made at the time of the acquisition.  Sun is currently awaiting additional information to complete the valuation of identified intangible assets and contingent consideration and the determination of related deferred income taxes.  As additional information becomes available, the preliminary purchase price allocation may be revised during the remainder of the measurement period (which will not exceed 12 months from the acquisition date).  Any such revisions or changes may be material.

The purchase price consisted of initial consideration transferred of $201,020 and the estimated fair value of the contingent consideration of $35,077, resulting in total consideration for the acquisition of $236,097.  Total consideration for the acquisition is subject to a post-closing adjustment for working capital in accordance with the terms of the Purchase Agreement.

Goodwill is primarily attributable to the assembled workforce, new product development capabilities and anticipated synergies and economies of scale expected from the operations of the combined company. The synergies include certain cost savings, operating efficiencies, and other strategic benefits projected to be achieved as a result of the acquisition.

The preliminary fair value of identified intangible assets and their respective weighted-average amortization periods are as follows:

	Fair Value	Weighted-Average Amortization Period (Yrs)
Brands	$30,000	20
Non-compete Agreements	950	5
Technology	17,500	9
Supply Agreement	21,000	10
Sales Order Backlog	620	1
Customer Relationships	38,000	20
Total Identified intangible assets	$108,070	16

Various income approach methodologies were used in determining the preliminary fair value of the identified intangible assets.

4.	Property, Plant and Equipment

The following is a summary of property, plant and equipment:

Computer Equipment	$1,392
Machinery and equipment	4,824
Furniture and fixtures	35
Leasehold and land improvements	3,515
Buildings	230
Land	550
$10,546

5.	Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes. The temporary differences that give rise to significant portions of the deferred tax liabilities as of December 5, 2016 are presented below:

Deferred tax liabilities:
Other intangible assets	1,577
Other	233
Total deferred tax liabilities	$1,810

6.	Stock Compensation

In July 2011, the Class A Unitholders of Enovation approved a Profits Interest Plan (the “Plan”) which provides for the issuance of profits interest units to key employees and advisory board directors, which we refer to as Management Interests, of Enovation. Class B, C and D profits interest units were issued under the Plan in 2011, 2013 and 2014, respectively. The profits interest units generally vest over four or five years subject to continued service and only provide the participants with benefits (in the form of distributions) if the distributions from Enovation exceed specified threshold values.

The profits interest units do not require the payment of an exercise price but since they are similar economically to stock options they are classified as options under the definition in Item 402(a)(6)(i) of Regulation S-K as an instrument with an option like feature. The profits interest units vest as the required service periods are met but are not exercisable. These profits interest units have been accounted for as liability awards. Under the award agreements, the units were intended to be settled in cash after seven years or in cash at the company’s option if an employee terminated employment at a valuation to be determined by Enovation. Enovation used a fair value calculation to determine the liability for the awards prior to the acquisition date. This liability was not assumed by Sun as part of the acquisition. Cash payouts were made, by the Sellers, subsequent to the execution of the Purchase Agreement to buy back the profits interest units of the employees that would remain with the acquired business.  The cash paid was determined to be the fair value of the profits interest units for determining compensation expense for the 9 month period ended September 30, 2016 and are reflected as such in the statements of net revenues and direct costs and operating expenses.  The December 31, 2015 and 2014 statements of net revenues and direct costs and operating expenses reflect the change in the estimated fair values of the award units. Estimated fair values were determined using the hybrid of a Black Scholes option pricing model (OPM) and a probability weighted expected return method (PWERM).

The hybrid OPM and PWERM require the use of highly subjective and complex assumptions, including the expected term and the price volatility of the underlying stock, which determine the fair value of the profits interest units. These assumptions include:

Risk-free rate.    Risk-free interest rates are derived from U.S. Treasury securities for the period corresponding to the time to maturity as of the grant dates. The risk free rate used was 1.3% and 1.1% at December 31, 2015 and 2014, respectively.

Volatility.    Because there was no public market for the profits interest units, Enovation historically estimated volatility of the profits interest units based on the published historical volatilities of comparable publicly-traded companies. An equity volatility of 51% was used and the volatility of the class B, C, and D profits interest units were 36%, 44%, and 58%, respectively, at December 31, 2015 and 2014.

Expected term.    Enovation estimated the expected term based on a likely liquidation event due to an initial public offering or other liquidity event. The weighted average expected term used was 3.6 years and 1.5 years at December 31, 2015 and 2014, respectively.

Discount for lack of marketability.    As a privately-owned company, the profits interest units are not readily marketable, and thus, do not have the same fair value as if they were publicly-traded. The discount rates used ranged from 20% up to 33%, which were based on market studies at December 31, 2015 and 2014.

Compensation has been recorded for all outstanding profits interest units in the category where the compensation of the participant is recorded, which for the 9 month period ended September 30, 2016 and the years ended December 31, 2015 and 2014 was as follows:

	Nine Month Period Ended	Year Ended
	September 30, 2016	December 31, 2015	December 31, 2014
Cost of goods sold	$78	$88	$(226)
Research and development	378	407	(732)
Selling and other administrative	228	303	(1,029)
Reduction of compensation / (Compensation)	$684	$798	$(1,987)

The fair value of the outstanding profits interest units decreased at September 30, 2016 compared to December 31, 2015, and decreased again compared to December 31, 2014 due to the decline in the expected future earnings of Enovation due to a downturn in global energy prices and the Chinese economy.

7.	Employee Benefit Plans

Employee Benefit Plan

Enovation participates in a self-insured and self-administered, corporate funded insurance plan (the “Health Plan”). The Health Plan covers U.S. employees and their dependents that meet eligibility requirements and enroll in the Health Plan. It provides benefits to cover accident, sickness or disability as covered by the Health Plan. Benefits under the Health Plan have an annual cap of $250 per individual. The costs of the Health Plan are determined by an outside actuarial firm which reviews the plan on an annual basis. The benefit cost components shown in the abbreviated financial statements are based upon certain data specific to Enovation, actuarial assumptions and certain allocation methodologies such as population demographics. The costs of the Health Plan were allocated to direct costs and operating expenses in the abbreviated financial statements based on a percentage of the wages of the employees managing and operating Enovation.

Defined-Contribution Savings Plan

Enovation sponsors an employee retirement plan (401(k) Plan) that covers substantially all of the U.S. employees of Enovation. Enovation’s defined-contribution savings plan gives those employees who wish to participate an opportunity to accumulate funds for retirement on a tax deferred basis. Enovation provides matching contributions on a discretionary basis. Beginning January 1, 2015, Enovation Controls increased its discretionary matching contributions from 50% of the first 6% of employee contributions to 100% of the first 2% and 50% of the next 5% of employee contributions. The costs of the 401(k) Plan were allocated to direct costs and operating expenses in the abbreviated financial statements based on a percentage of the wages of the employees managing and operating Enovation.

Workers’ Compensation Self-Insurance Plans

Enovation participates in a self-insured workers’ compensation plan. The costs of the workers’ compensation are determined by an outside actuarial firm, which reviews the plan on an annual basis. The insurance costs are included in the abbreviated financial statements and are based upon certain data specific to Enovation and actuarial assumptions. Workers’ compensation is funded as needed to pay claims. Enovation’s liability is capped at $400 per claim and an aggregate retention on claims of approximately $853 by an insurance policy with an independent insurance company, which assumes all costs above $400 and $853. Workers’ compensation costs were allocated to direct costs and operating expenses in the abbreviated financial statements based on a percentage of the wages of the employees managing and operating Enovation.

8.	Related Party Transactions

Enovation leases the Tulsa, Oklahoma facility and a property in Afton, Oklahoma from companies controlled by the former Enovation Executive Chairman.  Enovation has renegotiated the leases since the execution of the Purchase Agreement.  Rent expense charged for the facility and property in the statements of net revenues and direct costs and operating expenses was approximately $253 for the 9 month period ended September 30, 2016, $253 and $223 for the years ended December 31, 2015 and 2014, respectively.

Enovation leased a facility in San Antonio, Texas that was owned by the Enovation Co-General Manager and the former Enovation Executive Chairman.  Enovation did not acquire the San Antonio facility lease.  Rent expense charged for the facility in the statements of net revenues and direct costs and operating expenses was approximately $313 for the 9 month period ended September 30, 2016, $275 and $269 for the years ended December 31, 2015 and 2014, respectively.

9.	Commitments and Contingencies

Commitments

Enovation leases buildings and other equipment under long-term operating leases. The Tulsa facility lease was renegotiated on the transaction close date and the future rent expense disclosed is based on the renegotiated lease agreement.  The future minimum rental payments required under the operating leases for each of the 12 month periods ending December 31 are as follows:

2017	$857
2018	851
2019	847
2020	852
2021	878
Thereafter	4,802
$9,087

 Contingencies

Enovation is currently not involved in any litigation arising in the ordinary course of business. Enovation has been indemnified, by the Sellers, for potential, unknown contingencies that occurred prior to December 5, 2016.

10.	Subsequent Events

Management has evaluated subsequent events through February 17, 2017, the date the abbreviated financial statements were available to be issued. No additional subsequent events were identified requiring additional recognition or disclosure in the accompanying abbreviated financial statements.